LEASE

THIS INDENTURE OF LEASE, made and entered into at Ashland, Kentucky, this 16th day of August 2007, by and between Community Trust Bank Inc. of 1544 Winchester Avenue, Ashland, Kentucky, hereinafter referred to as "Lessor", and Interstate Data, hereinafter referred to as "Lessee", with a principal place of business being 1544 Winchester Avenue, Suite 908 Ashland, Boyd County, Kentucky.

WITNESSETH:

ARTICLE I
PREMISES; TERM

Lessor hereby leases to Lessee and Lessee hereby hires from Lessor space constituting approximately 886 gross square feet of the Community Trust Plaza building known as Suite 908, 1544 Winchester Avenue, Ashland, Kentucky (hereinafter called the Premises). The Premises are leased together with appurtenances, including the right to use in common with others the public entrances, public stairways, public elevators and other public portions of the building at 1544 Winchester Avenue.

TO HAVE AND TO HOLD the same for a term of six (6) months commencing on the 1st day of September 2007. If Lessor shall be unable to give possession of the Premises on the date for the commencement of the term hereof by reason of the fact that the construction or finishing work required to be done by Lessor pursuant to the provisions of this Lease has not been completed, then the term of this Lease shall commence on the 1st day of the month following the month in which work is completed and Lessor certifies that Lessee may occupy Premises, and said term shall end, six (6) months thereafter.

ARTICLE II
COMMENCEMENT OF TERM

The term of this lease shall commence on the 1st day of September 2007; except as provided for in Article I.
Should the Lessor allow the Lessee to take possession of the Premises prior to the commencement date, the Lessee agrees to be govern by all the terms of this Lease and will pay prorated rent based on the monthly rate stated in Article III, calculated on a 30 day month.

ARTICLE III
RENT

During the term of this Lease, Lessee covenants and agrees to pay Lessor as rent for the Premises the sum of Five Hundred Dollars ($500.00) per month. Said rent being payable in advance on the 1st day of every calendar month during the term without deduction or setoff.

Any payment made after the 10th of the month shall be subject to a Late Fee of five (5%) percent of the regular monthly payment; such that, in order to avoid default, Lessee shall pay 105% of the monthly payment after the 10th of the month.

ARTICLE IV
DEPOSIT

Lessee has deposited with Lessor the sum of Zero Dollars ($0.00), as security for Lessee's full and prompt performance of all the conditions, provisions, stipulations and covenants hereof, including specifically, but not exclusively, the payment of rent. Promptly after Lessee has vacated the premises, at the end of the term hereof or extended term, Lessor shall return to Lessee all or so much of said deposit as Lessor has not heretofore properly applied to Lessee's defaults hereunder, including specifically, but not exclusively, the restoration of the Premises to the same condition as at the beginning of the term, reasonable wear and tear excepted.

ARTICLE V
RELATED SERVICES

The Lessor shall be responsible for the payment of all utilities in connection with the premises. Utilities shall be defined as electric, water, and garbage service.

The Lessee shall be responsible for the payment of all expenses for non-utility services related to the Premises. Examples of such services include telephone, cable television, and internet hook-ups.

ARTICLE VI
USE

Lessee shall not permit the Premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept in the Premises which would in any way (i) violate any law or requirement or public authorities, (ii) cause structural injury to the building or any part thereof, (iii) interfere with the normal operations of the heating, air conditioning, ventilating, plumbing or other mechanical or electrical systems of the building, (iv) constitute a public or private nuisance, (v) alter the appearance of the exterior of the building or of any portion of the interior thereof other than the Premises.

ARTICLE VII
MAINTENANCE

The Lessee shall be responsible for maintaining the interior of the Premises and, following commencement of the Lease, the Lessee shall also be responsible for all alterations and improvements of the interior of the Premises. All alterations and maintenance activities by the Lessee shall be equal in quality to the original work completed by the Lessor. Lessee shall not make any alterations in the Premises without first obtaining the Lessor's consent thereto, which consent shall not be unreasonably denied or delayed.

The Lessor shall be responsible for all maintenance work concerning the exterior of the Premises as well as the maintenance of all public portions of the building housing the Premises. The Lessee shall take good care of the Premises, the fixtures, and appurtenances therein, and shall, at Lessee's own expense, make all repairs to the Premises when needed to preserve them in good working order and condition. All damage or injury to the Premises and its fixtures, glass, appurtenances, and equipment caused by Lessee moving property in or out of the building or by installation or removal of furniture, fixtures, or other property, or resulting from fire, explosion, short circuits, flow or leakage of water, sewer gas, sewage, or by frost or by bursting or by leaking of pipes or plumbing or from any other cause of any other kind or nature whatsoever, due to carelessness, omission, neglect, improper conduct, or other cause of Lessee, its servants, employees, agents, visitors, or licensees, shall be repaired, restored, or replaced promptly by the Lessee to the reasonable satisfaction of Lessor at Lessee's sole cost and expense except to the extent of such cost and expense is covered by proceeds of insurance recovered by Lessor. All of said repairs and any restorations or replacements required in connection therewith shall be of quality and class at least equal to the original work or installation and shall be done in a good and workmanlike manner.

Lessee shall not store or place any materials of whatsoever kind or nature or any obstructions in the passageways, on stairs, on the sidewalks abutting the building or in any public portions of the building.

ARTICLE VIII
INSURANCE

During the term of this Lease the Lessee shall maintain liability insurance in amounts reasonably sufficient to protect and indemnify the Lessee and Lessor against any and all claims for injury or damage to persons or property or for the loss of life or of property occurring upon, in or about the Premises, the public portions of the building used by the Lessee, its employees, agents, contractors, customers, and invitees. All such insurance policies shall contain a provision whereby the insurer agrees not to cancel the insurance without twenty (20) days prior written notice to the Lessor.

Any personal property in the Premises shall be kept at the risk of the Lessee only and Lessor shall not be liable for any damage to said personal property, or to said Premises, other than for damages resulting from the willful or negligent acts of the Lessor, its agents, employees, or licensees. The Lessee shall save the Lessor harmless at all times from any liability or damage on account of injury to employees, and customers growing out of the occupancy of the said Premises by the Lessee, its repair or alteration, or through any defect in said Premises caused by Lessee, its agents or employee.

ARTICLE IX
NO ASSIGNMENT OR SUBLETTING

The Lessee shall not assign this Lease, either whole or in part, nor sublet, underlet or mortgage the leasehold interest of the Lessee without first obtaining, in each and every instance, the Lessor's consent thereto in writing.

ARTICLE X
DAMAGE OR DESTRUCTION OF LEASED PREMISES

In the event that the Premises are destroyed by fire or other casualty to such an extent as to render said Premises unsuitable for the uses described in this Lease, and such fire is through no fault of the Lessee, then the Lessee shall have the right and option to immediately terminate this Lease, in which event an adjustment shall be made for the rent up to the time of such destruction and Lessee shall have no further liability or obligation hereunder.

In the event the Premises are partially destroyed and not substantially destroyed or damaged by fire or other casualty, Lessor shall repair and restore the Premises or building within ninety (90) days and rent shall be abated during the period in which the Premises are untenable in the same proportion as the untenable portion of the Premises bears to the former rentable area thereof. The proceeds of pertinent insurance policy or policies required by the terms hereof shall be applied to the cost of repairing or restoring said Premises or building and the Lessor shall pay the balance, if any, of the cost of repairing and restoring the same.

ARTICLE XI
MECHANIC'S LIENS

If, because of any act or omission of Lessee, any Mechanic's or other liens or order for the payment of money shall be filed against the Premises or the building, or against Lessor, Lessee shall, at Lessee's own cost and expense, cause the same to be canceled and discharged of record within sixty (60) days after the date of filing thereof, and shall also indemnify and save harmless Lessor from and against any and all costs, expenses, claims, losses or damages, including reasonable counsel fees, resulting therefrom or by reason thereof.

ARTICLE XII
SURRENDER OF POSSESSION

Lessee shall, upon termination of this Lease by lapse of time or otherwise, surrender up and deliver the Premises to the Lessor in as good order and repair as when first received, reasonable wear and use thereof and damage by fire, not the fault of the Lessee, and the elements excepted.

ARTICLE XIII
RIGHTS RESERVED BY LESSOR

Lessor reserves and shall have the following additional rights:

A. To change the street address and/or the name of the without liability to Lessee.

B. To enter the Premises at all reasonable times as follows:
   (1) For the making of inspections, and repairs, as Lessor may deem necessary or desirable;
   (2) To exhibit the Premises to others during the last three (3) months of the term, or extended term, under this Lease; and
   (3) For any purpose whatsoever relating to the safety, protection or preservation of the Premises or the building or of the Lessor's interest.

C. At any time or times Lessor either voluntarily or pursuant to governmental requirement, may, at Lessor's own expense, make repairs, alterations or improvements in or to the building or any part thereof and during alterations, may close entrances, doors, corridors,or other facilities, provided that such act shall not unreasonably interfere with Lessee's use and occupancy.

Lessor may exercise any or all of the foregoing rights hereby reserved to Lessor without being deemed guilty of an eviction or disturbance of Lessee's use of possession and without being liable in any manner toward Lessee and without limitation or abatement of rent or other compensation, and such acts shall have no effect on this Lease.

ARTICLE XIV
DEFAULT

If Lessee defaults in the payment of rent and such default shall continue uncorrected for a period of ten (10) days following the date the rent becomes due or Lessee defaults in the prompt and full performance in observance of any of the terms and conditions of this lease to be performed by Lessee and such default shall continue uncorrected for a period of ten (10) days after notice or Lessee abandons the Premises or any execution, attachment, or other order of court shall be issued upon or against the interest of the Lessee in this Lease and shall continue for a period of twenty (20) days after notice, then and in such an event, in addition to any and all rights and remedies allowed by law and equity, Lessor may forthwith terminate this Lease and Lessee's right to possession of the Premises or Lessor may without terminating this Lease terminate Lessee's right to possession of the Premises.

Upon termination of this Lease or upon termination of Lessee's right to possession without termination of this Lease, the Lessee shall surrender possession and vacate the Premises immediately and Lessor may enter into and repossess said Premises and remove all persons and property therefrom in the same manner and with the same right as if this Lease had not been made, and for the purposes of such entry and repossession, Lessee waives any notice provided by law or otherwise to be given connection therewith.

If Lessee shall default in the observance or performance of any term or covenant on its part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, Lessor without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the Lessee.

ARTICLE XV
WAIVER

No receipt of money by Lessor from Lessee with knowledge of the breach of any covenant or agreement of this Lease, or after the termination hereof, or after the service of any notice, or after the commencement of any suit, or after final judgment for possession of the Premises, shall be deemed to be a waiver of such breach, nor shall it reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit. No delay on the part of Lessor in exercising any right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

ARTICLE XVI
RENEWAL

Unless notice is given by either party to the other party thirty (30) days prior to the scheduled termination of this Lease; this Lease shall be automatically renewed for the length of duration as stated in Article I, subject to all covenants, provisions and agreements of this Lease. The amount of monthly rent payments under each automatic renewal period shall be mutually agreed upon and documented by addendum. This automatic renewal feature shall remain in effect and apply to all subsequent renewal periods.

ARTICLE XVII
NOTICE

Any notice required by this Lease to be given by one party to the other party shall be deemed sufficiently given or made if it is delivered in writing to the Lessor by hand or sent by registered mail addressed to the party at the address given at the beginning of this Lease. A party may give written notice of change of address to the other party, and thereafter all notices must be sent to the new address.

ARTICLE XVIII
CAPTIONS

The caption headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease; or in any way effect this Lease.

ARTICLE XIX
COVENANT OF QUIET ENJOYMENT

Lessor warrants and represents that it has full authority to execute this Lease for the term aforesaid, and covenants that upon Lessee's paying the rent and performing the covenants to be observed and performed on the Lessee's part, Lessee may peaceably and quietly have, hold and enjoy the Premises, subject, nevertheless, to the terms and conditions of this Lease. This covenant shall bind Lessor only so long as Lessor is the owner of said premises.

ARTICLE XX
ENTIRE AGREEMENT

It is understood between the parties hereto that all agreements and understandings of any character heretofore and between them are embodied in this instrument, and no changes shall be made herein unless the same shall be in writing and duly signed by the parties hereto in the same manner and form as this Lease has been executed.

ARTICLE XXI
HOLDING OVER

In the event Lessee remains in possession of the Premises after the term of this Lease, including any extension thereof, it shall be deemed a tenant from month to month only, at the then current monthly rental payment provided for in this Lease, plus 10% and governed in all other things except as to the duration of the term by the provisions of this Lease.

ARTICLE XXII
SIGNAGE

Signage to be limited to building directories and entrance door to leased premises. Door sign design will be approved by the Lessor. Cost of signage will be the responsibility of the Lessee.

IN WITNESS WHEREOF, the parties have hereunto signed duplicate originals of this Lease as of the date first above written.

COMMUNITY TRUST BANK INC. LESSOR

BY: Larry Jones
LARRY JONES
NORTHEAST REGION PRESIDENT

INTERSTATE DATA LESSEE

BY: Randy Carpenter
RANDY CARPENTER
PRESIDENT